UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      September 16, 2015

Culp, Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1823 Eastchester Drive High Point, North Carolina 27265
(Address of Principal Executive Offices) (Zip Code)

(336) 889-5161
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

Page

Item 5.07 – Submission of Matters to a Vote of Security Holders	3

Signature	4

Item 5.07.       Submission of Matters to a Vote of Security Holders.

On September 16, 2015, Culp, Inc. (the “Company”) held its annual meeting of shareholders.  At the meeting, the Company’s shareholders: (i) elected each of the five persons listed below under Proposal 1 to serve as a director of the Company until the 2016 annual meeting, or until their successors are elected and qualified; (ii) ratified the appointment of Grant Thornton LLP as the independent auditors of the Company for fiscal 2016, (iii) voted for a resolution approving, on an advisory basis, the compensation paid to the Company’s named executive officers (Say on Pay vote), and (iv) voted for approving the 2015 Equity Incentive Plan. The following information sets forth the results of the voting at the annual meeting.

Proposal 1:  To elect five directors to serve until the 2016 annual meeting of shareholders, or until their successors are elected and qualified

Director Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Robert G. Culp, III	9,538,434	586,017	1,252,842
Patrick B. Flavin	10,006,564	117,887	1,252,842
Kenneth R. Larson	9,996,518	127,933	1,252,842
Kenneth W. McAllister	9,996,407	128,044	1,252,842
Franklin N. Saxon	9,750,984	373,467	1,252,842

Proposal 2:  To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for fiscal 2016

For	11,350,282
Against	18,096
Abstain	8,915
Broker Non-Votes	-

Proposal 3:  Advisory vote on executive compensation (Say on Pay)

For	9,966,164
Against	148,374
Abstain	9,913
Broker Non-Votes	1,252,842

Proposal 4: Approve the 2015 Equity Incentive Plan

For	9,340,681
Against	773,946
Abstain	9,824
Broker Non-Votes	1,252,842

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 21, 2015

Culp, Inc.

	By:	/s/ Thomas B. Gallagher, Jr.
Corporate Controller
(principal accounting officer)

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